UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 7, 2006

VIKING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Ste. 900, San Diego, CA	92122
(Address of Principal Executive Offices)	(Zip Code)

858-431-4010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 7, 2005 Viking Systems, Inc. (“Viking”) completed a bridge financing of $250,000 pursuant to a Loan Agreement and related agreements (the “Transaction Documents”), between Viking and Vision Opportunity Master Fund, Ltd. (“VOMF”). Pursuant to the Loan Agreement, Viking borrowed $250,000 from VOMF and issued VOMF a promissory note (“Note”) in the aggregate amount of $250,000.

The material terms of the Loan Agreement and other Transaction Documents include, but are not limited to, the following:

Maturity Date of Notes	May 31, 2006

Interest Rate of Notes	Ten percent per annum

No Security	The Notes are unsecured

Optional Conversion
The Notes may, at the option of VOMF, be converted into shares of Viking common stock at the price of $.20 per share or into preferred stock in connection with a future financing that may be effected by Viking. The conversion price is subject to downward adjustment, upon certain conditions pursuant to the terms of Loan Agreement and other Transaction Documents.

Warrants
As additional consideration for VOMF making the Loan, Viking Systems shall issue VOMF the following Warrants: (i) a Warrant to purchase the greater of (i) 1,250,000 shares of Viking’s Common Stock and (ii) the Principal Amount of the Loan ($250,000) divided by the effective price per share of common stock provided for in the Subsequent Financing exercisable at $.50 per share, subject to adjustment pursuant to the terms of such Warrant. Such Warrant shall be for a term of five (5) years from the date hereof, and (ii)a Warrant to purchase the greater of (i) 1,250,000 shares of Viking’s Common Stock and (ii) the Principal Amount of the Loan ($250,000) divided by the effective price per share of common stock provided for in the Subsequent Financing exercisable at $.75 per share, subject to adjustment pursuant to the terms of such Warrant. Such Warrant shall be for a term of five (5) years from the date hereof.

Registration Rights
Viking has agreed to register with the Securities and Exchange Commission and applicable state securities agencies, the shares of common stock that are issuable upon the conversion of the Notes and the shares of common stock that underlie the Warrants.

Item 9.01 Financial Statements and Exhibits

C - Exhibits

Exhibit Number	Description

10.1	Loan Agreement
10.2	Convertible Promissory Note
10.3	Series A Warrant
10.4	Series B Warrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 12, 2006	VIKING SYSTEMS, INC.

By: /s/ Joseph Warrino
Chief Financial Officer